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                                                       Exhibit 23




              CONSENT OF INDEPENDENT ACCOUNTANTS
              ----------------------------------


     We consent to the incorporation by reference in Registration Statements Number 33-70660, Number 33-25947, Number 33-6359 and Number 2-83144 on Form S-8 dated October 21, 1993, December 7, 1988, June 29, 1986 and April 8, 1983, respectively, of our report dated January 17, 1994 on our audits of the consolidated financial statements and financial statement schedules of Hunt Manufacturing Co. (Company) as of November 28, 1993 and November 28, 1992 and for each of the three years in the period ended November 28, 1993 which report is included in the Company's Annual Report on Form 10-K.




                                COOPERS & LYBRAND




2400 Eleven Penn Center
Philadelphia, Pennsylvania
February 22, 1994
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